SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                 April 24, 1998


                          THE ST. PAUL COMPANIES, INC.
             (Exact name of registrant as specified in its charter)



        MINNESOTA                      0-3021                   41-0518860
(State or other jurisdiction        (Commission               (IRS Employer
     of incorporation)               File Number)            Identification No.)



     385 Washington Street
      St. Paul, Minnesota                                          55102
(Address of principal executive offices)                        (Zip Code)



Registrant's telephone number, including area code: (612) 310-7911



                                       N/A
          (Former name or former address, if changed since last report)





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ITEM 1.  NOT APPLICABLE.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On April 24, 1998, USF&G Corporation, a Maryland corporation ("USF&G") became a wholly owned subsidiary of The St. Paul Companies, Inc., a Minnesota corporation ("St. Paul"), upon the consummation of the merger (the "Merger") of SP Merger Corporation, a Maryland corporation and a wholly owned subsidiary of St. Paul ("Merger Sub"), with and into USF&G in accordance with the terms of the Agreement and Plan of Merger, dated as of January 19, 1998, as amended (the "Merger Agreement"), among USF&G, St. Paul and Merger Sub. At the effective time of the Merger, each share of common stock, par value $2.50 per share ("Shares"), of USF&G issued and outstanding immediately prior to the effective time of the Merger (other than Shares owned by St. Paul, USF&G or any of their respective direct or indirect subsidiaries (and in each case not held on behalf of third parties)) was converted into the right to receive 0.2821 shares of common stock, no par value ("St. Paul Common Stock"), of St. Paul (the "Exchange Ratio"). The Exchange Ratio was determined pursuant to a formula set forth in the Merger Agreement and was a result of arms' length negotiations between the parties. No fractional shares of St. Paul Common Stock are being issued as a result of the Merger. Instead, each holder of Shares who would otherwise be entitled to receive a fractional share of St. Paul Common Stock will receive such holder's proportionate interest in the net proceeds from the sale by First Chicago Trust Company, as Exchange Agent, on behalf of such holders of the fractional shares of St. Paul Common Stock that such holders would otherwise be entitled to receive. Based on 117,846,687, the number of outstanding Shares as of April 22, 1998 as reflected on the stock transfer books of USF&G, St. Paul estimates that it will issue approximately 33,244,550 shares of St. Paul Common Stock pursuant to the Merger. St. Paul currently intends to continue to use USF&G's plant, equipment and other physical property to conduct insurance operations as it further develops and implements its integration strategy.

         Pursuant to the Merger Agreement, the Company intends to expand its board of directors to 16, and to elect Norman P. Blake, Jr. and two other members of the pre-merger board of directors of USF&G, to the board of directors of the Company. Such expansion of the board and election of directors is expected to take place shortly after the Company's Annual Meeting of Shareholders, which is scheduled to be held on May 5, 1998.

ITEMS 3-6.  NOT APPLICABLE.

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ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          (a)    Financial Statements of Businesses Acquired.

          Copies of the USF&G Corporation historical financial statements as of December 31, 1997 and 1996 and for the years ended December 31, 1997, 1996 and 1995 are attached hereto as Exhibit 99.2 and incorporated herein by reference.

          (b)    Pro Forma Financial Information.

          Copies of The St. Paul Companies, Inc. and USF&G Corporation unaudited pro forma condensed combined balance sheet as of December 31, 1997, and unaudited pro forma condensed combined statements of income for the years ended December 31, 1997, 1996 and 1995 are attached hereto as Exhibit 99.3 and incorporated herein by reference.

          (c)    Exhibits.

          23.    Consent of Ernst & Young LLP

          99.1 Press Release of The St. Paul Companies, Inc., dated April 24, 1998.

          99.2 USF&G Corporation historical financial statements as of December 31, 1997 and 1996 and for the years ended December 31, 1997, 1996 and 1995.

          99.3 The St. Paul Companies, Inc. and USF&G Corporation unaudited pro forma condensed combined balance sheet as of December 31, 1997, and unaudited pro forma condensed combined statements of income for the years ended December 31, 1997, 1996 and 1995.


ITEM 8.    NOT APPLICABLE.

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                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         THE ST. PAUL COMPANIES, INC.


Date: April 24, 1998                    By: /s/ Bruce A. Backberg
                                           -------------------------------------
                                           Name:  Bruce A. Backberg
                                          Title:  Senior Vice President and
                                                  Chief Legal Counsel

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                                  EXHIBIT INDEX


EXHIBIT NO.       DESCRIPTION
-----------       -----------

23.               Consent of Ernst & Young LLP

99.1 Press Release of The St. Paul Companies, Inc., dated April 24, 1998.

99.2 USF&G Corporation historical financial statements as of December 31, 1997 and 1996 and for the years ended December 31, 1997, 1996 and 1995.

99.3 The St. Paul Companies, Inc. and USF&G Corporation unaudited pro forma condensed combined balance sheet as of December 31, 1997, and unaudited pro forma condensed combined statements of income for the years ended December 31, 1997, 1996 and 1995.